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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No.333-XXXXXXXX) and the related Prospectus of Friedman's Inc. for the registration of its common stock, preferred stock, warrants, debts securities and guarantees of debt securities and to the incorporation by reference therein of our report dated October 26, 2001, with respect to the consolidated financial statements and schedule of Friedman's Inc. included in its Annual Report (Form 10-K) for the year ended September 29, 2001, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

December 21, 2001
Atlanta, Georgia